UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☐	Filed by a Party other than the Registrant ☒

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting material Pursuant to §240.14a-12

Buffalo Wild Wings, Inc.
(Name of Registrant as Specified In Its Charter)

MARCATO CAPITAL MANAGEMENT LP
MARCATO INTERNATIONAL MASTER FUND LTD.
MARCATO SPECIAL OPPORTUNITIES MASTER FUND LP
SCOTT O. BERGREN
RICHARD T. MCGUIRE III
SAM ROVIT
EMIL LEE SANDERS
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:

	2)	Form, Schedule or Registration Statement No.:

	3)	Filing Party:

	4)	Date Filed:

On February 22, 2017, Marcato Capital Management LP and certain affiliates issued and posted to http://www.winningatwildwings.com the following press release:

MARCATO RELEASES INVESTOR PRESENTATION TO BUFFALO WILD WINGS SHAREHOLDERS

Details BWLD’s Long History of Overpromising and Under-delivering;
Lack of Accountability by Board and Management

San Francisco – February 22, 2017 – Marcato Capital Management LP (“Marcato”), a San Francisco-based investment manager which manages funds that beneficially own approximately 5.6% of the outstanding common shares of Buffalo Wild Wings, Inc. (NASDAQ: BWLD) (“Buffalo Wild Wings” or the “Company”), today released a detailed presentation to Buffalo Wild Wings’ shareholders highlighting Buffalo Wild Wings’ long history of overpromising and under-delivering.

The presentation is available here.

Mick McGuire, Managing Partner of Marcato, said: “Buffalo Wild Wings’ inability to meet its stated financial and operational objectives across many high-priority initiatives is deeply troubling. Moreover, the current Board’s persistent unwillingness to hold management accountable for these demonstrable failures, unfulfilled promises, and missed expectations necessitates the need for immediate change.  Buffalo Wilds Wings shareholders deserve a board comprised of directors with the relevant restaurant experience and conviction to exercise much needed oversight and accountability.”

We encourage all BWLD shareholders to visit www.WinningAtWildWings.com to review the presentation and additional information about Marcato’s investment in Buffalo Wild Wings.

Media:
Jonathan Gasthalter/Nathaniel Garnick/Amanda Klein
Gasthalter & Co.
(212) 257-4170

Investors:
Scott Winter/Larry Miller
Innisfree M&A Incorporated
(212) 750-5833

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Marcato International Master Fund, Ltd. (“Marcato”) and the other Participants (as defined below) intend to file a preliminary proxy statement and accompanying proxy card with the Securities and Exchange Commission (the “SEC”) to be used to solicit proxies for, among other matters, the election of its slate of director nominees at the 2017 annual shareholders meeting of Buffalo Wild Wings, Inc., a Minnesota corporation (“BWW”).

The participants in the proxy solicitation are Marcato, Marcato Capital Management LP, Emil Lee Sanders, Richard T. McGuire III, Sam Rovit and Scott O. Bergren (collectively, the “Participants”).

1

MARCATO STRONGLY ADVISES ALL SHAREHOLDERS OF BWW TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR, INNISFREE M&A INCORPORATED, TOLL-FREE AT (888) 750-5834 (BANKS AND BROKERS MAY CALL COLLECT AT (212) 750-5833).

As of the date hereof, Marcato directly owns 950,000 shares of common stock, no par value, of BWW (the “Common Stock”), representing approximately 5.2% of the outstanding shares of Common Stock.

In addition, Marcato Capital Management LP, as the investment manager of Marcato, may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the shares of Common Stock held by Marcato and, therefore, may be deemed to be the beneficial owner of such shares.  By virtue of Mr. McGuire’s position as the managing partner of Marcato Capital Management LP, Mr. McGuire may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the shares of Common Stock held by Marcato and, therefore, Mr. McGuire may be deemed to be the beneficial owner of such shares.

2